UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In light of the ongoing internal investigation of certain accounting matters, including certain revenue recognition practices, being conducted by the Audit Committee of the Board of Directors with the assistance of independent professionals and as previously disclosed, Northwest Pipe Company (the “Company”) was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2009. As also previously disclosed, the staff of The Nasdaq Stock Market (“Nasdaq”) had granted the Company an exception to Nasdaq Listing Rule 5250(c)(1) allowing the Company until May 10, 2010 to regain compliance by filing the delinquent reports on or before that date. The Company was not able to meet the terms of this exception. Due to the ongoing internal investigation and as previously disclosed, the Company also was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

On May 11, 2010, the Company received a staff determination letter from Nasdaq stating that, because the Company did not file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2009 on or before May 10, 2010, unless the Company requests an appeal of the Nasdaq staff’s determination as described below, trading of the Company’s common stock will be suspended from The Nasdaq Global Select Market at the opening of business on May 20, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which would remove the Company’s securities from listing and registration on the Nasdaq. The Nasdaq staff also stated in its May 11, 2010 letter that the Company’s inability to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 was an additional basis for delisting the Company’s securities from the Nasdaq.

Under the Nasdaq Listing Rules, the Company may appeal the Nasdaq staff’s determination to a Hearings Panel, which has the authority to grant an exception to the Nasdaq Listing Rules for a period not to exceed 180 days from the Nasdaq staff’s May 11, 2010 delisting determination. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. A request for a hearing regarding a delinquent filing will automatically stay the suspension of the Company’s securities for a period of 15 days from the deadline to request a hearing. Under the Nasdaq Listing Rules, when the Company requests a hearing, it may also request a stay of the suspension, pending the hearing. The Hearings Panel will review the request for an extended stay and notify the Company of its conclusion as soon as practicable but in no event later than 15 days following the deadline to request a hearing. In the event the Hearings Panel determines not to grant the Company’s request for an extended stay, the Company’s securities will be immediately suspended upon the expiration of the initial 15-day stay and will remain suspended unless the Hearings Panel decision issued after the hearing determines to reinstate the securities.

The Company has seven days, or until on May 18, 2010, to request a hearing and an extended stay, which the Company intends to do by such deadline. The Company cannot provide any assurances that the Hearings Panel will grant its request for an extended stay of the suspension of trading in the Company’s common stock or provide the Company with additional time to file the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The press release issued by the Company on May 17, 2010 is furnished herewith as Exhibit No. 99.1 to this Report.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release issued by Northwest Pipe Company dated May 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 17, 2010.

NORTHWEST PIPE COMPANY (Registrant)

By	/S/ STEPHANIE J. WELTY
Stephanie J. Welty, Senior Vice President and Chief Financial Officer

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